FOR IMMEDIATE RELEASE:

ALLIED WORLD ASSURANCE COMPANY
ANNOUNCES SETTLEMENT WITH THE ATTORNEY GENERAL OF TEXAS

PEMBROKE, BERMUDA April 12, 2007 – Allied World Assurance Company Holdings, Ltd (NYSE: AWH) today announced that it has reached a settlement of all matters under investigation by the Antitrust and Civil Medicaid Fraud Division of the Office of the Attorney General of Texas. The settlement will result in a charge of $2.1 million, which was previously reserved by Allied World during the fourth quarter of 2006.

In connection with the settlement, Allied World and the State of Texas entered into an Agreed Final Judgment and Stipulated Injunction. Under this Agreed Final Judgment and Stipulated Injunction, Allied World does not admit liability and denies the allegations made by the State of Texas. Specifically, Allied World denies that any of its activities in the State of Texas violated antitrust laws, insurance laws or any other laws. Nevertheless, to avoid the uncertainty and expense of protracted litigation, Allied World agreed to enter into the Agreed Final Judgment and Stipulated Injunction and settle these matters with the Attorney General of Texas.

About Allied World Assurance Company

Allied World Assurance Company Holdings, Ltd, through its insurance subsidiaries, is a global provider of insurance and reinsurance solutions, offering superior client service through offices in Bermuda, the United States and Europe. Our insurance subsidiaries are rated A (Excellent) by A.M. Best Company and A- (Strong) by Standard & Poor’s. Our Bermuda and U.S. insurance subsidiaries are rated A2 (Good) by Moody’s Investors Service. For further information on Allied World Assurance Company, please visit our website at www.awac.com.

Forward Looking Statement

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve inherent risks and uncertainties. Statements that are not historical facts, including statements that use terms such as “believes,” “anticipates,” “intends” or “expects” and that relate to our plans and objectives for future operations, are forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (b) the effects of investigations into market practices, in particular insurance brokerage practices, together with any legal or regulatory proceedings, related settlements and industry reform or other changes arising therefrom; (c) the impact of acts of terrorism and acts of war; (d) greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices have anticipated; (e) increased competition due to an increase in capacity of property and casualty insurers or reinsurers; (f) the inability to obtain or maintain financial strength ratings by one or more of the company’s subsidiaries; (g) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (h) the company or one of its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; (i) changes in regulations or tax laws applicable to the company, its subsidiaries, brokers or customers; (j) changes in the availability, cost or quality of reinsurance or retrocessional coverage; (k) loss of key personnel; (l) changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors that could affect the company’s investment portfolio; and (m) such other risk factors as may be discussed in our most recent documents on file with the U.S. Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Media Contact
Sard Verbinnen & Co
Jamie Tully / Susan Burns
E: jtully@sardverb.com / sburns@sardverb.com
T: 212-687-8080

Investor Contact
Allied World Assurance Company
Keith Lennox
E: keith.lennox@awac.com
T: 212-635-5319